Exhibit 99.1

Media Contact:

Dana Stelsel

Corporate Communications Manager

(765) 771-5766

dana.stelsel@wabashnational.com

Investor Relations:
Mike Pettit
Vice President, Finance & Investor Relations
(765) 771-5581
michael.pettit@wabashnational.com

Wabash National Corporation Announces Third Quarter 2016 Results;

Delivers Year-Over-Year Earnings Growth for 11th Consecutive Quarter

•	Third quarter net income per diluted share of $0.51 increases $0.04 per share, or 9 percent, over prior year
•	Non-GAAP earnings of $0.50 per diluted share exceeds prior year period by $0.03 per share, or 6 percent
•	Gross margin and operating income margin of 18.0 percent and 11.8 percent, respectively, represents year over year improvements of 180 basis points and 120 basis points, respectively
•	Strong operating performances continue as trailing twelve-month operating income margins increase to 11.2 percent, a year over year improvement of 320 basis points

LAFAYETTE, Ind. – October 24, 2016 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems, today reported results for the third quarter ended September 30, 2016.

Net income for the third quarter of 2016 was $33.4 million, or $0.51 per diluted share, compared to the third quarter 2015 net income of $31.9 million, or $0.47 per diluted share. Third quarter 2016 non-GAAP adjusted earnings increased $1.0 million, or 3 percent, over the prior year period to $32.9 million. Non-GAAP adjusted earnings for the third quarter of 2016 excludes a $0.7 million gain related to the transition of a former branch location to a third-party dealer.

Net sales for the third quarter decreased 13 percent to $464 million from $531 million in the prior year quarter while operating income decreased 3 percent to $54.9 million compared to $56.4 million for the prior year period as favorable pricing and operational execution across the business was offset by lower volumes. Operating EBITDA, a non-GAAP measure that excludes the effects of certain recurring and non-recurring items, for the third quarter of 2016 was $66.8 million, a decrease of $1.2 million, or 2 percent, compared to operating EBITDA for the prior year period. On a trailing twelve month basis, net sales totaled $1.9 billion, generating Operating EBITDA of $268.0 million, or 13.9 percent of net sales. The continued strong operating performances are attributable to the successful execution of the Company’s growth and diversification strategy, strong demand within the Commercial Trailer Products segment and outstanding operational execution across the Company’s manufacturing facilities.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
(Dollars in thousands, except	September 30,	December 31,	March 31,	June 30,	September 30,
per share amounts)	2015	2015	2016	2016	2016

Net Sales	$531,350	$543,711	$447,676	$471,438	$464,272
Gross Profit Margin	16.2%	16.2%	17.8%	19.3%	18.0%
Income from Operations	$56,389	$54,663	$48,185	$58,872	$54,855
Income from Operations Margin	10.6%	10.1%	10.8%	12.5%	11.8%
Net Income	$31,880	$33,286	$27,524	$35,531	$33,378
Diluted EPS	$0.47	$0.50	$0.42	$0.53	$0.51
Non-GAAP Measures(1):
Operating EBITDA	$68,030	$68,643	$59,819	$72,754	$66,822
Operating EBITDA Margin	12.8%	12.6%	13.4%	15.4%	14.4%
Adjusted Earnings	$31,880	$34,138	$27,831	$36,610	$32,901
Adjusted Diluted EPS	$0.47	$0.51	$0.42	$0.55	$0.50

Notes:

(1)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, chief executive officer, stated, “Third quarter results represent another quarter of delivering strong financial results that validate our long-term strategic plan and further demonstrate the progress we have made in executing that plan to profitably grow and diversify the business. Despite lower top-line revenues as compared to the prior year, we were able to improve gross and operating profit margins by 180 basis points and 120 basis points, respectively. The continued strong financial performances of the Company over the past several quarters further demonstrates our commitment to operational excellence leveraging our long-standing expertise in lean manufacturing and process improvements in addition to our ongoing strategy to favor margin over volume in the core trailer business.”

Mr. Giromini continued, “New trailer shipments for the third quarter were approximately 15,450, just shy of previous guidance of 15,500 to 16,500 trailers, driven by timing of customer pick-ups and continued slow demand in our tank trailer business. With three quarters now complete, a seasonally strong backlog of $643 million and proven strong operational execution, we look forward to completing 2016 as our fifth consecutive year of record operating performance. In addition, we also now expect 2016 total units to be at the low end of our 60,000 to 62,000 shipment range communicated previously. Longer term, while we do expect to see order volumes moderate, we continue to believe the demand environment for trailers will remain healthy as fleet age, regulatory compliance requirements and customer profitability all support an extended trailer cycle. Additionally, we expect continued efforts driving productivity improvements throughout the business, developing growth opportunities through new product introductions and market expansion opportunities to contribute in growing our top line and margins as well as in capitalizing on macro growth trends.”

Third Quarter Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the third quarters of 2016 and 2015, respectively. As announced in the prior quarter, the Company realigned its reporting segments effective in the second quarter of 2016. The former Retail segment will now be reported within both Commercial Trailer Products and Diversified Products, as applicable. The decision to strategically realign the Retail segment was made to strengthen the alignment between the Company’s manufacturing businesses and its retail sales and service operations, improve profitability and capitalize on growth opportunities. Prior year periods have been restated to reflect this new segment alignment. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial	Diversified
	Trailer Products	Products
Three months ended September 30,
2016
New trailers shipped	14,900	550
Net sales	$380,514	$87,450
Gross profit	$64,681	$18,947
Gross profit margin	17.0%	21.7%
Income from operations	$55,043	$6,224
Income from operations margin	14.5%	7.1%
2015
New trailers shipped	15,500	1,000
Net sales	$406,410	$127,787
Gross profit	$55,355	$30,978
Gross profit margin	13.6%	24.2%
Income from operations	$45,789	$17,601
Income from operations margin	11.3%	13.8%

Commercial Trailer Products’ net sales decreased $26 million, or 6 percent, primarily due to a decline in new trailer shipments as compared to the prior year period related to the timing of customer pick-ups. Despite the lower revenues, gross profit and gross profit margin increased $9.3 million and 340 basis points, respectively, as compared to the same period last year due to continued execution of a pricing strategy committed to favoring margin over volume, operational excellence within our manufacturing facilities and continued material cost optimization. Operating income increased $9.3 million, or 20 percent, from the third quarter last year to $55.0 million.

Diversified Products’ net sales decreased $40 million, or 32 percent, due primarily to the decline in tank trailer shipments compared to the previous year period. The decrease in tank trailer demand is primarily due to continued softness in the chemical and energy end markets. As a result of the lower demand levels, gross profit and gross profit as a percentage of net sales decreased $12.0 million and 250 basis points, respectively. Operating income for the third quarter of 2016 was $6.2 million, or 7.1 percent of net sales, a decrease of $11.4 million compared to the same period last year.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of goodwill and other intangible assets, and other non-operating income and expense. Management believes operating EBITDA provides useful information to investors regarding the Company’s results of operations. The Company provides this measure because we believe it is useful for investors to understand the Company’s performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share for the three- and nine-month periods ending September 30, 2016 and 2015 reflect adjustments for non-recurring charges incurred in connection with the impairment of goodwill and other intangible assets, losses attributable to the Company’s extinguishment of debt as well as income or losses recognized on sale of former retail branch locations. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the primary GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and diluted net income per share is included in the tables following this release.

Third Quarter 2016 Conference Call

Wabash National will conduct a conference call to review and discuss its third quarter results on October 25, 2016, at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through January 17, 2017. Meeting access also will be available via conference call at 888-771-4371, participant code 43560432.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Garsite, Progress Tank, Transcraft®, Walker Engineered Products, and Walker Transport. Visit www.wabashnational.com to learn more.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, the Company’s outlook for trailer shipments, backlog, expectations regarding demand levels for trailers, non-trailer equipment and our other diversified products, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, and our growth and diversification strategies. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in the Company’s manufacturing capacity and cost containment, dependence on industry trends and timing and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net sales	$464,272	$531,350	$1,383,387	$1,483,778
Cost of sales	380,813	445,328	1,129,338	1,268,153
Gross profit	83,459	86,022	254,049	215,625

General and administrative expenses	17,206	17,855	55,093	53,758
Selling expenses	6,415	6,462	20,421	20,216
Amortization of intangibles	4,983	5,316	14,961	15,945
Impairment of goodwill	-	-	1,663	-
Income from operations	54,855	56,389	161,911	125,706

Other income (expense):
Interest expense	(3,906)	(4,784)	(11,938)	(14,759)
Other, net	830	(187)	226	2,500
Income before income taxes	51,779	51,418	150,199	113,447
Income tax expense	18,401	19,538	53,766	42,445
Net income	$33,378	$31,880	$96,433	$71,002
Basic net income per share	$0.52	$0.48	$1.50	$1.05
Diluted net income per share	$0.51	$0.47	$1.45	$1.01

Comprehensive income
Net income	$33,378	$31,880	$96,433	$71,002
Foreign currency translation adjustment	(288)	(496)	(944)	(743)
Net comprehensive income	$33,090	$31,384	$95,489	$70,259

Basic net income per share:
Net income applicable to common stockholders	$33,378	$31,880	$96,433	$71,002
Weighted average common shares outstanding	63,604	66,524	64,488	67,608
Basic net income per share	$0.52	$0.48	$1.50	$1.05

Diluted net income per share:
Net income applicable to common stockholders	$33,378	$31,880	$96,433	$71,002

Weighted average common shares outstanding	63,604	66,524	64,488	67,608
Dilutive shares from assumed conversion of convertible senior notes	1,172	611	743	1,462
Dilutive stock options and restricted stock	1,256	907	1,222	1,019
Diluted weighted average common shares outstanding	66,032	68,042	66,453	70,089
Diluted net income per share	$0.51	$0.47	$1.45	$1.01

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Dollars in thousands)
(Unaudited)

	Commercial	Diversified	Corporate and
Three Months Ended September 30,	Trailer Products	Products	Eliminations	Consolidated
2016
New trailers shipped	14,900	550	-	15,450
Used trailers shipped	200	50	-	250

New Trailers	$360,023	$32,280	$(89)	$392,214
Used Trailers	2,923	621	-	3,544
Components, parts and service	14,038	29,308	(3,603)	39,743
Equipment and other	3,530	25,241	-	28,771
Total net external sales	$380,514	$87,450	$(3,692)	$464,272

Gross profit	$64,681	$18,947	$(169)	$83,459
Income (Loss) from operations	$55,043	$6,224	$(6,412)	$54,855

2015
New trailers shipped	15,500	1,000	-	16,500
Used trailers shipped	450	50	-	500

New Trailers	$377,892	$64,358	$-	$442,250
Used Trailers	8,441	921	-	9,362
Components, parts and service	16,067	32,715	(2,847)	45,935
Equipment and other	4,010	29,793	-	33,803
Total net external sales	$406,410	$127,787	$(2,847)	$531,350

Gross profit	$55,355	$30,978	$(311)	$86,022
Income (Loss) from operations	$45,789	$17,601	$(7,001)	$56,389

Nine Months Ended September 30,
2016
New trailers shipped	44,250	1,600		45,850
Used trailers shipped	750	100		850

New Trailers	$1,061,819	$96,285	$(89)	$1,158,015
Used Trailers	10,202	2,615		12,817
Components, parts and service	43,108	88,653	(9,900)	121,861
Equipment and other	11,638	79,056		90,694
Total net external sales	$1,126,767	$266,609	$(9,989)	$1,383,387

Gross profit	$194,104	$62,095	$(2,150)	$254,049
Income (Loss) from operations	$162,435	$23,471	$(23,995)	$161,911

2015
New trailers shipped	45,100	2,650	-	47,750
Used trailers shipped	1,350	100	-	1,450

New Trailers	$1,069,588	$169,612	$-	$1,239,200
Used Trailers	22,081	3,413	-	25,494
Components, parts and service	45,686	93,632	(8,670)	130,648
Equipment and other	10,908	77,576	(48)	88,436
Total net external sales	$1,148,263	$344,233	$(8,718)	$1,483,778

Gross profit	$136,667	$80,010	$(1,052)	$215,625
Income (Loss) from operations	$107,948	$38,725	$(20,967)	$125,706

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$189,641	$178,853
Accounts receivable	157,941	152,824
Inventories	195,149	166,982
Deferred income taxes	-	22,431
Prepaid expenses and other	19,438	8,417
Total current assets	$562,169	$529,507

Property, plant and equipment	139,456	140,438

Deferred income taxes	23,261	1,358

Goodwill	148,285	149,718

Intangible assets	99,487	114,616

Other assets	19,159	14,033
	$991,817	$949,670

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$2,462	$37,611
Current portion of capital lease obligations	568	806
Accounts payable	104,549	79,618
Other accrued liabilities	83,647	93,042
Total current liabilities	$191,226	$211,077

Long-term debt	278,027	274,885

Capital lease obligations	1,480	1,875

Deferred income taxes	543	1,497

Other noncurrent liabilities	23,607	20,525

Commitments and contingencies	-	-

Stockholders' equity	496,934	439,811
	$991,817	$949,670

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)
	Nine Months Ended September 30,
	2016	2015

Cash flows from operating activities
Net income	$96,433	$71,002
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	12,241	12,514
Amortization of intangibles	14,961	15,945
Net loss/(gain) on the sale of assets	40	(8,315)
Deferred income taxes	(935)	(4,772)
Excess tax benefits from stock-based compensation	(509)	-
Loss on debt extinguishment	487	5,620
Stock-based compensation	8,618	6,655
Impairment of goodwill	1,663	-
Non-cash interest expense	2,718	3,366
Changes in operating assets and liabilities
Accounts receivable	(5,117)	(3,744)
Inventories	(29,587)	(50,366)
Prepaid expenses and other	(11,021)	(2,704)
Accounts payable and accrued liabilities	15,478	58,465
Other, net	496	1,025
Net cash provided by operating activities	$105,966	$104,691

Cash flows from investing activities
Capital expenditures	(15,045)	(12,554)
Proceeds from the sale of property, plant and equipment	14	13,180
Other, net	2,268	(5,358)
Net cash used in investing activities	$(12,763)	$(4,732)

Cash flows from financing activities
Proceeds from exercise of stock options	2,341	1,959
Excess tax benefits from stock-based compensation	509	-
Borrowings under revolving credit facilities	455	665
Payments under revolving credit facilities	(455)	(613)
Principal payments under capital lease obligations	(633)	(3,964)
Proceeds from issuance of term loan credit facility	-	192,845
Principal payments under term loan credit facility	(1,446)	(193,809)
Principal payments under industrial revenue bond	(386)	(370)
Debt issuance costs paid	-	(2,581)
Stock repurchase	(40,739)	(43,017)
Convertible senior notes repurchase	(42,061)	-
Net cash used in financing activities	$(82,415)	$(48,885)

Net increase in cash and cash equivalents	$10,788	$51,074
Cash and cash equivalents at beginning of period	178,853	146,113
Cash and cash equivalents at end of period	$189,641	$197,187

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share amounts)
(Unaudited)

Operating EBITDA[1]:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$33,378	$31,880	$96,433	$71,002
Income tax expense	18,401	19,538	53,766	42,445
Interest expense	3,906	4,784	11,938	14,759
Depreciation and amortization	9,052	9,525	27,202	28,459
Stock-based compensation	2,915	2,116	8,618	6,655
Impairment of goodwill	-	-	1,663	-
Other non-operating (income) expense	(830)	187	(226)	(2,500)
Operating EBITDA	$66,822	$68,030	$199,394	$160,820

	Three Months Ended				Trailing Twelve Months
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	September 30, 2016
Net income	$33,286	$27,524	$35,531	$33,378	$129,719
Income tax expense	16,578	16,168	19,197	18,401	70,344
Interest expense	4,789	4,095	3,937	3,906	16,727
Depreciation and amortization	9,538	9,164	8,987	9,052	36,741
Stock-based compensation	3,355	2,470	3,232	2,915	11,972
Impairment of goodwill	-	-	1,663	-	1,663
Impairment of intangibles	1,087	-	-	-	1,087
Other non-operating expense (income)	10	398	207	(830)	(215)
Operating EBITDA	$68,643	$59,819	$72,754	$66,822	$268,038

Adjusted Earnings[2]:
	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net Income	$33,378	$0.51	$31,880	$0.47	$96,433	$1.45	$71,002	$1.01

Adjustments:
Branch transactions	(740)	(0.01)	-	-	(740)	(0.01)	(8,345)	(0.12)
Loss on debt extinguishment	-	-	-	-	487	0.01	5,619	0.08
Impairment of goodwill	-	-	-	-	1,663	0.03	-	-
Tax effect on aforementioned items	263	-	-	-	(505)	(0.01)	977	0.01

Adjusted earnings	$32,901	$0.50	$31,880	$0.47	$97,338	$1.46	$69,253	$0.99

Weighted Average # of Diluted Shares O/S	66,032		68,042		66,453		70,089

	Three Months Ended
	December 31, 2015		March 31, 2016		June 30, 2016
	$	Per Share	$	Per Share	$	Per Share

Net Income	$33,286	$0.50	$27,524	$0.42	$35,531	$0.53

Adjustments:
Loss on debt extinguishment	188	-	487	0.01	-	-
Impairment of goodwill	-	-	-	-	1,663	0.02
Impairment of intangibles	1,087	0.02	-	-	-	-
Branch transactions	-	-	-	-	-	-
Tax effect on aforementioned items	(423)	(0.01)	(180)	-	(584)	(0.01)

Adjusted earnings	$34,138	$0.51	$27,831	$0.42	36,610	0.55

Weighted Average # of Diluted Shares O/S	67,218		66,224		67,115

1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, other operating income and expense and other non-operating income and expense.

2Adjusted earnings and adjusted earnings per diluted share reflect adjustments for non-recurring gains on transition of retail branch locations to third-party dealers.  Historically, we have also excluded income recognized on the sale of former retail branch locations, as well as charges incurred for extinguishment of debt and impairment of goodwill and other intangible assets.